             As filed with the Securities and Exchange Commission
                            on August 2, 1994



                                         Registration Statement No. 33-
                                                                       -------



                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                             BEST BUY CO., INC.
              -------------------------------------------------
              (Exact name of issuer as specified in its charter)


         Minnesota                                   41-0907483
    ----------------------                         ----------------
   (State of incorporation)                        (I.R.S. Employer
                                                  Identification No.)
         7075 Flying Cloud Drive
        Eden Prairie, Minnesota                         55344
 --------------------------------------                ---------
(Address of Principal Executive Offices)               (Zip Code)

                                Best Buy Co., Inc.
                 1987 Directors' Non-Qualified Stock Option Plan
                 -----------------------------------------------
                             (Full title of the plan)



Richard M. Schulze
7075 Flying Cloud Drive                   Copy of communications to:
Eden Prairie, MN  55344
- -----------------------
(Name and address of                      Anne M. Rosenberg
agent for service)                        Robins, Kaplan, Miller & Ciresi
                                          2800 LaSalle Plaza
 (612) 947-2000                           800 LaSalle Avenue
- -------------------                       Minneapolis, MN  55402-2015
(Telephone number,                        (612) 349-8500
including area code,
of agent for service)


                    (cover page is continued on next page)

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------

  Title of                       Proposed         Proposed
  securities      Amount         maximum          maximum         Amount of
  to be           to be          offering price   aggregate       registration
  registered      registered (1) per share (2)    offering price  fee
- -------------------------------------------------------------------------------


  Common Stock,
  par value            450,000       $22.44        $10,098,000       $3,482
  $.10 per share     shares

- -------------------------------------------------------------------------------


(1) An undetermined number of additional shares may be issued if the anti-dilution provisions of the Plan become operative.

(2) The shares are to be offered at prices not presently determinable. Pursuant to Rule 457(h), the offering price is estimated solely for the purpose of determining the registration fee on the basis of the average of the high and low sale prices of the Registrant's Common Stock reported on the New York Stock Exchange on July 26, 1994.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

      1. Registrant's Annual Report on Form 10-K for the year ended February 26, 1994.

      2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since
February 27, 1994.

      3. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission pursuant to
Section 12 of the 1934 Act.

     All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Elliot S. Kaplan, a director and Secretary of the Registrant, is also a member of the law firm of Robins, Kaplan, Miller & Ciresi, which will be rendering an opinion as to the legality of the securities being registered.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Registrant is subject to the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A. Minnesota Statutes, Section 302A.521, provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person

(1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation, or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.

      In addition, the Registrant's Articles of Incorporation provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for paying a dividend or approving a stock repurchase in violation of Minnesota Statutes, Section 302A.551; (4) for violating the securities registration or anti-fraud provisions of Minnesota Statutes, Section 80A.23; (5) for any transaction from which the director derived an improper personal benefit; or (6) for acts or omissions occurring prior to the date when the relevant provision of the Articles of Incorporation became effective. The Articles of Incorporation do not limit directors' liability for violations of the federal securities laws. The Articles of Incorporation are consistent with the Minnesota Business Corporation Act and if such Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant would be eliminated or limited to the fullest extent permitted by Minnesota law.

      As of July 1, 1994, the Registrant obtained a Directors' and Officers' Liability Insurance Policy, with coverage of $15 million, subject to various deductibles and exclusions from coverage. There is no coverage for liabilities arising in connection with the filing of a registration statement by the Registrant under the Securities Act of 1933 (the "1933 Act") or under any underwriting agreement entered into in connection with a public offering of securities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

      The following are filed as exhibits to this Registration Statement:

            EXHIBITS
            --------
            4.1 Amended and Restated Articles of Incorporation of the Registrant, as amended, defining the rights of holders of its Common Stock (incorporated by reference to Exhibit 3.1 filed as part of the Registrant's Annual Report on Form 10-K for the fiscal year ended February 26, 1994 [File No. 1-9595]).

            4.2 Amended and Restated By-Laws of the Registrant, as amended, defining the rights of holders of its Common Stock (incorporated by reference to Exhibit 4.2 filed as part of the Registrant's Registration Statement on Form S-3 [Reg. No. 33-43065] and Exhibit 3.1 filed as part of the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1991 [File No. 1-9595]).

            4.3 Best Buy Co., Inc. 1987 Directors' Non-Qualified Stock Option Plan, as amended (incorporated by reference to Exhibit 10 filed as part of the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 28, 1993 [File No. 1-9595]).

            5 Opinion of Robins, Kaplan, Miller & Ciresi as to the shares of Common Stock being registered.

            23.1        Consent of Deloitte & Touche.

            23.2 Consent of Robins, Kaplan, Miller & Ciresi (contained in their opinion filed as Exhibit 5).

            24          Power of Attorney (included on signature page hereto).

ITEM 9.    UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

            (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a) and (b), above, do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

      2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      4. That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      5. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 1st day of August, 1994.

                                          BEST BUY CO., INC.



                                          By:/s/ RICHARD M. SCHULZE
                                             -------------------------------
                                                Richard M. Schulze
                                                Chief Executive Officer



                               POWER OF ATTORNEY


      Each person whose signature appears below constitutes and appoints
RICHARD M. SCHULZE and ALLEN U. LENZMEIER, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the date indicated.


SIGNATURE                       TITLE                           DATE
- ---------                       -----                           ----

/s/ RICHARD M. SCHULZE          Chairman, Chief              August 1, 1994
- ------------------------        Executive Officer
Richard M. Schulze              (principal executive
                                officer) and Director

/s/ ALLEN U. LENZMEIER          Executive Vice               August 1, 1994
- ------------------------        President and Chief
Allen U. Lenzmeier              Financial Officer
                                (principal financial
                                officer)

/s/ ROBERT C. FOX               Senior Vice President-       August 1, 1994
- ------------------------        Finance and Treasurer
Robert C. Fox                   (principal accounting
                                officer)


/s/ ELLIOT S. KAPLAN            Secretary and                August 1, 1994
- ------------------------        Director
Elliot S. Kaplan



/s/ FRANK D. TRESTMAN           Director                     August 1, 1994
- ------------------------
Frank D. Trestman



/s/ BRADBURY H. ANDERSON        Director                     August 1, 1994
- ------------------------
Bradbury H. Anderson



                                Director                             , 1994
- ------------------------                                     --------
Culver Davis, Jr.



                                Director                             , 1994
- ------------------------                                     --------
David Stanley



                                Director                             , 1994
- ------------------------                                     --------
James C. Wetherbe

                               EXHIBIT INDEX

                                                                   SEQUENTIAL
EXHIBITS                                                            PAGE NO.
- --------                                                           ----------

4.1 Amended and Restated Articles of Incorporation of the Registrant, as amended, defining the rights of holders of its Common Stock (incorporated by reference to Exhibit 3.1 filed as part of the Registrant's Annual Report on Form 10-K for the fiscal year ended February 26, 1994 [File
              No. 1-9595]).

4.2 Amended and Restated By-Laws of the Registrant, as amended, defining the rights of holders of its Common Stock (incorporated by reference to Exhibit 4.2 filed as part of the Registrant's Registration Statement on Form S-3 [Reg.
              No. 33-43065] and Exhibit 3.1 filed as part of the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1991 [File No. 1-9595]).

4.3 Best Buy Co., Inc. 1987 Employee Non-Qualified Stock Option Plan, as amended (incorporated by reference to Exhibit 10 filed as part of the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 28, 1993 [File
              No. 1-9595]).

5 Opinion of Robins, Kaplan, Miller & Ciresi as to the shares of Common Stock being registered.

23.1          Consent of Deloitte & Touche.

23.2          Consent of Robins, Kaplan, Miller & Ciresi
              (contained in their opinion filed as Exhibit 5).

24 Power of Attorney (included on signature page hereto).